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                                                                   Exhibit 23.04

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 8, 1999, with respect to the financial statements and schedules of Ameritrack, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Snowball.com, Inc. for the registration of shares of its common stock.

                                             /s/  J.W. Hunt and Company, LLP

Columbia, South Carolina
December 21, 1999